UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2026, Aclaris Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co., as representatives of the underwriters (the “Underwriters”) listed therein, to issue and sell 7,785,714 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”) and pre-funded warrants to purchase 6,500,000 shares of Common Stock (the “Pre-Funded Warrants”), in an underwritten offering pursuant to an effective registration statement on Form S-3 (File No. 333-298084) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price is $3.50 per share of Common Stock and $3.49999 per Pre-Funded Warrant. The Company estimates that the net proceeds from the Offering will be approximately $46.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering is expected to occur on October 28, 2026, subject to customary closing conditions.

The Pre-Funded Warrants have a per share exercise price of $0.00001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants are exercisable at any time after the date of issuance and will not expire until exercised in full. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing notice to the Company, provided that any increase will not be effective until the 61st day after such notice is delivered to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Copies of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and the Pre-Funded Warrants is qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP as to the legality of the shares of Common Stock, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include statements about the Company’s offering, such as the expected net proceeds and anticipated closing date. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, and other risks and uncertainties that are described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings the Company makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the “SEC Filings” page of the “Investors” section of the Company’s website at www.aclaristx.com. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement by and among Aclaris Therapeutics, Inc., Leerink Partners LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co., dated October 27, 2026.

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on October 27, 2026, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: October 27, 2026		Kevin Balthaser
Chief Financial Officer